Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), is made effective as of this 9th day of March 2013, by and among THE PAWS PET COMPANY, INC., an Illinois corporation (“PAWS”), having its principal place of business at 455 NE 5th Avenue, #D264, Delray Beach, 33483, ADVANCED ACCESS PHARMACY SERVICES, LLC, a Nevada limited liability company (“AAPS”), having its principal place of business at 9530 Happy Canyon Drive, Reno, NV 89521 and the members of AAPS set forth on Exhibit A hereto (individually, a “Member” and collectively, the “Members”).

RECITALS

WHEREAS, the Members collectively own one hundred percent (100%) of the issued and outstanding membership interests of AAPS (the “AAPS Units”) in the amounts set forth beside their respective names on Exhibit A hereto; and

WHEREAS, the Members wish to exchange their AAPS Units for an aggregate of 80,000 shares of PAWS’ Series B Convertible Preferred Stock having the rights, preferences, privileges and restrictions which are set forth in the Certificate of Designation attached as Exhibit B hereto (the “PAWS Shares”) and PAWS wishes to issue and exchange the PAWS Shares for the AAPS Units, whereupon AAPS will become a wholly-owned subsidiary of PAWS, all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, PAWS, AAPS and the Members agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

1.1 Exchange of Securities. Subject to the terms and conditions set forth in this Agreement, at Closing (as hereinafter defined), the Members shall assign, transfer, convey and deliver their respective AAPS Units to PAWS in exchange for which PAWS shall issue and deliver the PAWS Shares to the Members in the amounts set forth beside their respective names on Exhibit A hereto.

1.2 Closing Date. The closing of the transactions contemplated by this Agreement (“Closing”) shall occur, by exchange of executed documents delivered via facsimile or .pdf transmission contemporaneously with the execution of this Agreement (the “Closing Date”).

1.3 Deliveries by AAPS and the Members. At Closing, AAPS and the Members shall deliver to PAWS:

(a)	Certificates evidencing the AAPS Units, duly endorsed for transfer; and

(b)	such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

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1.4 Deliveries by PAWS. At the Closing, PAWS shall deliver to Members:

(a)	Certificates evidencing the PAWS Shares registered in the respective names of the Members; and

(b)	such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.1 Representations and Warranties of PAWS. PAWS hereby represents and warrants to the Members as follows:

(a) Organization and Qualification. PAWS is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Illinois, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. PAWS is duly qualified to do business as a foreign corporation in each jurisdiction which the character of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of PAWS (a “PAWS Material Adverse Effect”).

(b) Authorization; Enforcement. PAWS has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by PAWS and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PAWS and no further action is required by PAWS or its shareholders. This Agreement has been duly executed by PAWS and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of PAWS enforceable against PAWS in accordance with its terms. PAWS is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of PAWS is set forth on Schedule 2.1(c). No shares of capital stock of PAWS are entitled to preemptive or similar rights, nor is any holder of capital stock of PAWS entitled to statutory preemptive or similar rights arising out of any agreement or understanding with PAWS. Except as set forth in any document filed by PAWS under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “SEC Documents”) or on Schedule 2.1(c) hereto, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any Person (as hereinafter defined) any right to subscribe for or acquire any shares of capital stock of PAWS, or contracts, commitments, understandings, or arrangements by which PAWS is or may become bound to issue additional shares of capital stock of PAWS, or securities or rights convertible or exchangeable into shares of capital stock of PAWS.

(d) Issuance of the PAWS Shares. The PAWS Shares are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”).

(e) No Conflicts. The execution, delivery and performance of this Agreement by PAWS and the consummation by PAWS of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of PAWS’ certificate of incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing a PAWS’ debt or otherwise) to which PAWS is a party or by which any property or asset of PAWS is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which PAWS is subject (including federal and state securities laws and regulations), or by which any property or asset of PAWS is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a PAWS Material Adverse Effect. The business of PAWS is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could reasonably be expected to not have or result in a PAWS Material Adverse Effect.

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(f) Filings, Consents and Approvals. PAWS is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by PAWS of this Agreement other than filings which may be required under federal and state securities laws.

(g) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of PAWS, threatened against or affecting PAWS or any of its properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) could, individually or in the aggregate, reasonably be expected to have or result in a PAWS Material Adverse Effect.

(h) No Default or Violation. Except as set forth in the SEC Documents or on Schedule 2.1(h) hereto, PAWS (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by PAWS), nor has PAWS received written notice of a claim that it is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, reasonably be expected to have or result in a PAWS Material Adverse Effect.

(i) Private Offering. Assuming the accuracy of the representations and warranties of the Members set forth in Section 2.3 of this Agreement, the offer, issuance and sale of the PAWS Shares to the Members as contemplated hereby is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Neither PAWS nor any person acting on PAWS’ behalf has taken any action that could subject the issuance of the PAWS Shares to the registration requirements of the Securities Act.

(j) Brokers Fees. No fees or commissions will be payable by PAWS to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(k) Solicitation Materials. Neither PAWS nor any person acting on PAWS’ behalf has solicited the Members to acquire the PAWS Shares by means of any form of general solicitation or advertising.

(l) Patents and Trademarks. PAWS owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the “PAWS Intellectual Property Rights”) that are necessary or material for use in connection with its business, except where the failure to own or have the right to use a PAWS Intellectual Property Right could not reasonably be expected to have or result in a PAWS Material Adverse Effect. To the best knowledge of PAWS, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the PAWS Intellectual Property Rights.

(m) Registration Rights; Rights of Participation. Except as set forth in the SEC Documents, PAWS has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of PAWS registered with the Securities and Exchange Commission (the “SEC”) or any other governmental authority and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

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(n) Regulatory Permits. PAWS possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits, individually or in the aggregate, could reasonably be expected to have or result in a PAWS Material Adverse Effect (“Material PAWS Permits”), and PAWS has not received any notice of proceedings relating to the revocation or modification of any Material PAWS Permit.

(o) Title. PAWS does not own any real property. PAWS has good and marketable title to all personal property owned by them that is material to the business of PAWS, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by PAWS. Any real property and facilities held under lease by PAWS is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by PAWS.

2.2 Representations and Warranties of AAPS and the Members. AAPS and the Members, jointly and severally, represent and warrant to PAWS as follows:

(a) Organization and Qualification. AAPS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. AAPS is not qualified to do business as a foreign limited liability company in any jurisdiction, there being no jurisdiction where the character of its business requires such qualification. AAPS has no subsidiaries.

(b) Authorization; Enforcement. AAPS and the Members each have the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out their respective obligations hereunder. The execution and delivery of the Agreement by AAPS and the Members as the case may be and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AAPS and no further action is required by AAPS and the Members. The Agreement has been duly executed by AAPS and the Members and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligations of AAPS and the Members enforceable against AAPS and the Members in accordance with its terms. AAPS is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(c) Capitalization. AAPS has 100,000 AAPS Units authorized, all of which are issued and outstanding and owed by the Members in the amounts set forth beside their respective names on Exhibit A hereto. AAPS Units are not entitled to preemptive or similar rights, nor is any holder of AAPS Units entitled to statutory preemptive or similar rights arising out of any agreement or understanding with AAPS. There are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire AAPS Units or other membership interests in AAPS or contracts, commitments, understandings, or arrangements by which AAPS is or may become bound to issue additional AAPS Units or other membership interests in AAPS, or securities or rights convertible or exchangeable into AAPS Units or other membership interests in AAPS.

(d) Title to Interests. AAPS Units are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Members, free and clear of all Liens.

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(e) No Conflicts. The execution, delivery and performance of this Agreement by AAPS and the Members and the consummation by AAPS and the Members of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of AAPS’ formation or limited liability company operating agreement; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing a debt or otherwise) to which AAPS and the Members are a party or by which any property or asset of AAPS and the Members are bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which AAPS and the Members are subject (including federal and state securities laws and regulations), or by which any property or asset of AAPS and the Members are bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of AAPS (an “AAPS Material Adverse Effect”). The business of AAPS is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in an AAPS Material Adverse Effect.

(f) Filings, Consents and Approvals. Neither AAPS nor the Members is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by AAPS or the Members of this Agreement.

(g) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of AAPS or the Members, threatened against or affecting AAPS or the Members or any of their respective properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or the AAPS Units or (ii) could, individually or in the aggregate, reasonably be expected to have or result in an AAPS Material Adverse Effect.

(h) No Default or Violation. Neither AAPS nor the Members (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by AAPS or the Members), nor has AAPS or the Members received notice of a claim that it or he is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it, he or she is a party or by which it, he or she or any of its, his or her properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, reasonably be expected to have or result in an AAPS Material Adverse Effect.

(i) Financial Statements; Books and Records; Accounts Receivable.

(i) AAPS has delivered the financial statements of AAPS attached as Schedule2.2(i) hereto (the “AAPS Financial Statements”). The AAPS Financial Statements have been prepared in accordance with GAAP during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of AAPS as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The AAPS Financial Statements comply in all material respects with the applicable accounting requirements of the SEC.

(ii) The books and records of AAPS are complete and correct in all material respects and have been maintained in accordance with sound business practices consistent with industry standards.

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(j) Absence of Certain Changes. Since the date of the latest balance sheet included in the AAPS Financial Statements, AAPS has been operated, in the ordinary course and consistent with past practice and, in any event, there has not been: (i) any material adverse change in the business, condition (financial or otherwise), operations, results of operations or prospects of AAPS; (ii) any loss or, to the knowledge of AAPS and the Members, threatened or contemplated loss, of business of any customers or suppliers of AAPS which, individually or in the aggregate, could reasonably be expected to have an AAPS Material Adverse Effect; (iii) any loss, damage, condemnation or destruction to any of the properties of AAPS (whether or not covered by insurance); (iv) any borrowings by AAPS other than trade payables arising in the ordinary course of the business and consistent with past practice; or (v) any sale, transfer or other disposition of any of the assets other than in the ordinary course of the business and consistent with past practice.

(k) Contracts. Schedule 2.2(k) hereto sets forth a list of all contracts, agreements, leases, licenses, permits, commitments and arrangements of AAPS (the “Contracts”). AAPS is not alleged to be in default, nor to the knowledge of AAPS or the Members is there any basis for AAPS or any other party, under any of the Contracts and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by AAPS or the Members, or any other party thereto. All of the Contracts are in full force and effect, will continue in full force and effect after the Closing without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or making of any filing with, any third party. The Contracts are valid and enforceable against AAPS and to the knowledge of AAPS and the Members, the other parties thereto. Neither AAPS nor the Members has received any notice of the intention of any party to terminate, or substantially reduce the volume of its purchases, sales, products or advertisements under, any Contract. AAPS is not currently in discussions regarding any amendment, modification, extension or termination of, and is not currently re-negotiating Contracts.

(l) Employees. Schedule 2.2(1) hereto sets forth the name of each employee of AAPS and a description of their compensation. AAPS does not maintain any employee benefit plans.

(m) Taxes. AAPS has filed all tax returns of any kind required to be filed and has paid all taxes and other charges due or claimed to be due with respect to its taxing authorities. There are no Liens for taxes upon any of AAPS’s assets and there are no claims asserted for taxes against AAPS or the Members with respect to any of AAPS’s assets, except for taxes due but not yet payable.

(n) Brokers’ Fees. No fees or commissions will be payable by AAPS or the Members to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(o) Patents and Trademarks. AAPS owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the “AAPS Intellectual Property Rights”) that are necessary or material for use in connection with its business, and the failure to own or have the right to use and any AAPS Intellectual Property Right, so could not reasonably be expected to have an AAPS Material Adverse Effect. To the best knowledge of AAPS and the Members, all such AAPS Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the AAPS Intellectual Property Rights.

(p) Regulatory Permits. AAPS possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business except where the failure to possess such permits, individually or in the aggregate, could reasonably be expected to have or result in an AAPS Material Adverse Effect (“AAPS Material Permits”), and neither AAPS nor the Members has received any notice of proceedings relating to the revocation or modification of any AAPS Material Permit.

(q) Title. AAPS does not own any real property and is not a party to any leases. AAPS has good and marketable title to all real personal property owned by it in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by AAPS.

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(r) Disclosure. No representation or warranty of AAPS or the Members contained in this Agreement and no statement contained in any certificate, exhibit, schedule or other document furnished to PAWS in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.3 Investment Representations and Warranties of the Members. Each Member, severally and not jointly, represents and warrants to PAWS as follows:

(a) Investment Intent. The Member is acquiring PAWS Shares for their own account. The Member is acquiring PAWS Shares for investment purposes only and not with a view to or for distributing or reselling the PAWS Shares or any part thereof or interest therein, without prejudice, however, to a Member’s right at all times to sell or otherwise dispose of all or any part of the PAWS Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(b) Status. The Member is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Experience of the Member. The Member has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the PAWS Shares, and has so evaluated the merits and risks of such investment.

(d) Ability of Shareholder to Bear Risk of Investment. The Member is able to bear the economic risk of an investment in the PAWS Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Member acknowledges that the Member has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of PAWS concerning the terms and conditions of the issuance of the PAWS Shares and the merits and risks of investing in the PAWS Shares; (ii) access to public information about PAWS and PAWS’ financial condition, results of operations, business, properties, management and prospects sufficient to enable the Member to evaluate his investment; and (iii) the opportunity to obtain such additional information that PAWS possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the public information contained herein.

(f) General Solicitation. The Member is not acquiring the PAWS Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the PAWS Shares published in any newspaper, magazine or similar media, published or broadcast over television or radio or presented at any seminar.

(g) Reliance. The Member understands and acknowledges that (i) the PAWS Shares are being offered and sold to the Member without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws and (ii) the availability of such exemption depends in part on, and PAWS will rely upon the accuracy and truthfulness of, the foregoing representations and the Member hereby consents to such reliance.

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ARTICLE III

 OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.

(a) The PAWS Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of the PAWS Shares other than pursuant to an effective registration statement, PAWS may require the transferor thereof to provide to PAWS an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to PAWS, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and applicable state securities laws.

(b) The Members agree to the imprinting, so long as is required under the Securities Act and the rules and regulations thereunder, of an appropriate restrictive legend on the certificates evidencing their respective Shares.

3.2 SEC Reporting Obligations.

(a) Within fifteen (15) days after Closing, PAWS shall file with the SEC, all delinquent reports pursuant to its reporting obligations under Sections 13 and 15(d) of the Exchange Act (the “Delinquent Reports”).

(b) PAWS shall file its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) on or before its due date, as extended as of April 16, 2013. PAWS shall bear all audit and other expenses with respect to filing of the Form 10-K.

3.3 Changes to Board of Directors.

(a) Upon the filing of all the Delinquent Reports pursuant to Section 3.2(a), the two existing members (the “Existing Members”) of PAWS’ board of directors (the “Board”) shall appoint two additional individuals designated by the Members (the “Outside Director”), as members of the Board.

(b) Within the nine (9) month period following the filing of PAWS’ Annual Report for the fiscal year ended December 31, 2012 on Form 10-K (the “2012 10-K”) and prior to, if and when, PAWS records a minimum of $450,000 in “Revenues,” one Existing Member shall resign from the Board.

(c) In the event that PAWS does not have at least $900,000 in “Revenues” for the nine (9) month period following the filing of the 2012 10-K, as shown on the reports filed by PAWS under Sections 13 or 15(d) of the Exchange Act, then the Existing Member who resigned from the Board pursuant to Section 3.3(b) shall be reappointed to the Board and the Outside Director shall resign from the Board, unless the remaining Existing Member on the Board waives such right in writing within thirty (30) days of such right becoming exercisable.

(d) In the event the Existing Member who resigned from the Board pursuant to Section 3.3(b) shall be unavailable or unwilling to stand for reappointment pursuant to Section 3.3(c) and the remaining Existing Member on the Board does not waive the reappointment right pursuant to Section 3.3(c), the Board shall appoint a mutually agreed replacement within thirty (30) days thereafter.

(e) For the purposes of this Agreement, the term “Revenue” will have the meaning ascribed to it under the Fair Accounting Standards Board (“FASB”) Statement of Financial Accounting Concepts No. 6 (“CON6”). FASB CON6 defines revenues as, “inflows or other enhancements of assets of an entity or settlements of its liabilities (or a combination of both) from delivering or producing goods, rendering services, or other activities that constitute the entity’s ongoing major or central operations.”

3.4 Convertible Debentures. The parties hereto will utilize commercially reasonable efforts to obtain the consent and agreement of the holders of all of the outstanding debt of PAWS to exchange their debt for PAWS Series C Convertible Preferred Stock (the “Series C Shares”), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation, the form of which is attached hereto as Exhibit C hereto.

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3.5 Warrants. The parties hereto will utilize commercially reasonable efforts to obtain the consent and agreement of the holders of all of the outstanding warrants of PAWS to exchange their warrants for Series C Shares or common stock of PAWS.

ARTICLE IV

 INDEMNIFICATION

4.1 Survival. All of the provisions of this Agreement shall survive the Closing indefinitely, except that the representations and warranties of AAPS and the Members, on the one hand, and the representations and warranties of PAWS on the other hand, shall survive until the first anniversary of the Closing Date.

4.2 Indemnity by AAPS and the Members. AAPS and the Members, jointly and severally, shall indemnify PAWS and hold PAWS and PAWS’ directors, officers and employees harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by AAPS or the Members or breach of any warranty by AAPS or the Members in the Agreement or (b) any breach of any covenant or agreement on the part of AAPS or the Members in the Agreement.

4.3 Indemnity by PAWS. PAWS shall indemnify AAPS and the Members and hold AAPS and the Members harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by PAWS or breach of any warranty by PAWS in the Agreements or (b) any breach of any covenant or agreement on the part of PAWS in the Agreement.

4.4 Notice to Indemnitor; Right of Parties to Defend. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (“Indemnitor”) under this Article IV, an indemnified party (“Indemnitee”) shall notify the Indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor’s reasonable direction and at Indemnitee’s sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor’s consent.

ARTICLE V

 MISCELLANEOUS

5.1 Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its or its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiations, preparation, execution, delivery and performance of this Agreement.

5.2 Entire Agreement; Amendments. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be delivered (a) by hand; (b) by recognized overnight courier; or (c) by certified mail, return receipt requested, postage-prepaid. All of the foregoing shall be deemed given and effective on (x) receipt, if delivered by hand; (y) the next business day after deposit, if sent by nationally recognized overnight courier; or (c) the third (3rd) business day after deposit, if mailed. The address for such notices and communications shall be as follows:

If to PAWS:	455 N.E. 5th Avenue, #D464

Delray Beach, Florida 33483

Attn: CEO

If to AAPS:	9530 Happy Canyon Drive

Reno, Nevada 89521

Attn: Managing Member

If to the Members:	9530 Happy Canyon Drive

Reno, Nevada 89521

or such other address as maybe designated by party in writing hereafter, by notice (given in the same manner).

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all the parties; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect ay of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any of the rights or obligations hereunder without the written consent of the other party, which consent shall not unreasonably be withheld.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Florida without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Palm Beach County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the interpretation or enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.9 Attorneys’ Fees. In any suit, action or proceeding brought with respect to interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs from the non-prevailing party at both the trial and appellate levels.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or .pdf transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE PAWS PET COMPANY, INC.

By:	/s/ Daniel Wiesel
Name:	Daniel Wiesel
Title:	Chairman & CEO

ADVANCED ACCESS PHARMACY SYSTEMS, LLC

By:	/s/ Kevin E. Twaddell
Name:	Kevin E. Twaddell
Title:	Managing Member

THE MEMBERS:

RUBICON PEAK CAPITAL LLC

By:	/s/ Kevin E. Twaddell
Name:	Kevin E. Twaddell
Title:	Manager

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